EXHIBIT 10.2

AMENDMENT TO
AMENDED AND RESTATED
VOTING AGREEMENT

This Amendment to the Amended and Restated Voting Agreement (this “Amendment”) is made and entered into as of June 18, 2013, by and among ZAP, a California corporation (the “Company”), China Electric Vehicle Corporation, a British Virgin Island company (the “Investor”) and Cathaya Capital, L.P., a Cayman Islands exempted limited partnership (“Cathaya”).

RECITALS

A.  The Company, the Investor and the Significant Holders listed on Schedule I thereto are parties to that certain Amended and Restated Voting Agreement dated as of January 12, 2011 (the “Agreement”).  All capitalized terms set forth herein shall (unless otherwise defined herein) have the meanings given to them in the Agreement.

B.  Pursuant to Section 8.11 of the Agreement, the Agreement may be amended by a written instrument referencing the Agreement and signed by the Company, the Investor, and a majority-in-interest of the Significant Holders.

C.  Cathaya constitutes the majority-in-interest of the Significant Holders.

AGREEMENT

NOW THEREFORE, the parties hereby agree as follows:

1.  AMENDMENT TO AGREEMENT. Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Board Size. During the term of this Agreement, each Significant Holder agrees to vote all Shares to maintain the authorized number of members of the board of directors of the Company at five (5) directors or such number as determined by the majority of the Board.”

2.  NO OTHER AMENDMENTS.  Except as expressly set forth above, all of the terms and conditions of the Agreement remain in full force and effect.

3.  GOVERNING LAW.  This Amendment will be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.  COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

5.  FACSIMILE AND ELECTRONIC SIGNATURES.  This Amendment may be executed and delivered by facsimile or electronic transmittal and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.  The original signature copy shall be subsequently delivered to the other parties.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Voting Agreement as of the date first written above.

ZAP

By: /s/ Chuck Schillings
Name:  Chuck Schillings
Title: Co-Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Voting Agreement as of the date first written above.

CHINA ELECTRIC VEHICLE CORPORATION
a British Virgin Island company

By: Cathaya Capital, L.P.
Its Sole Stockholder

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By:  /s/ Priscilla Lu
Name: Priscilla Lu
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Voting Agreement as of the date first written above.

CATHAYA CAPITAL, L.P.
a Cayman Islands exempted limited partnership

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By: _________________________________
Name:   Priscilla Lu
Title: Director